SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

FEBRUARY 14, 2003

TEXAS REGIONAL BANCSHARES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	000-14517	74-2294235
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

P.O. BOX 5910
3900 NORTH 10TH STREET, 11TH FLOOR
MCALLEN, TX 78502-5910
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(956) 631-5400
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS

                    On February 14, 2003, Corpus Christi Bancshares, Inc. (“Corpus Christi Bancshares”), a Texas Corporation, was merged with and into Texas Regional Delaware, Inc. (“TRD”), a Delaware corporation that is a wholly-owned subsidiary of Texas Regional Bancshares, Inc. (“Texas Regional”), a Texas Corporation.  Immediately following the merger, TRD merged The First State Bank (“First State Bank”), the former wholly owned subsidiary of Corpus Christi Bancshares, with and into Texas State Bank, TRD’s subsidiary bank.  As a result, the existing banking offices of First State Bank became banking offices of Texas State Bank.

                    Pursuant to the Agreement and Plan of Reorganization dated October 10, 2002 by and between Texas Regional and Corpus Christi Bancshares, shareholders of Corpus Christi Bancshares are entitled to receive an aggregate of approximately 37,128 shares of Texas Regional common stock in exchange for their shares of Corpus Christi Bancshares common stock not presently owned by Texas Regional.

                    On February 18, 2003, Texas Regional Bancshares, Inc. issued a press release announcing the completion of its acquisition through merger of Corpus Christi Bancshares, effective at the close of business on February 14, 2003.  The press release, which is attached hereto and filed herewith as Exhibit 99.1, is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

                    99.1             Press release of Texas Regional Bancshares, Inc. dated February 18, 2003.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

February 18, 2003	/s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President
& Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number

99.1                         Press release of Texas Regional Bancshares, Inc. dated February 18, 2003.